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                                    BY-LAWS

                                      OF

                            PAINE WEBBER GROUP INC.



                         Incorporated under the laws
                           of the State of Delaware





                         As Amended on March 1, 1988

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                               TABLE OF CONTENTS
                                                                      PAGE
ARTICLE I         -OFFICES .......................................      1


ARTICLE II        -MEETINGS OF STOCKHOLDERS ......................      1
 SECTION  1.      Purpose of Annual Meetings .....................      1
 SECTION  2.      Special Meetings ...............................      2
 SECTION  3.      Place of Meetings ..............................      2
 SECTION  4.      Notice of Meetings .............................      2
 SECTION  5.      Waiver of Notice ...............................      2
 SECTION  6.      Organization ...................................      3
 SECTION  7       Stockholders Entitled to Vote ..................      3
 SECTION  8.      Quorum and Adjournment .........................      4
 SECTION  9.      Order of Business  .............................      4
 SECTION 10.      Vote of Stockholders ...........................      4
 SECTION 11.      Proxies ........................................      5
 SECTION 12.      Attendance at Stockholders' Meetings ...........      5


ARTICLE III       -BOARD OF DIRECTORS ............................      6
 SECTION 1.       Number, Qualification and Election .............      6
 SECTION 2.       Number .........................................      7
 SECTION 3.       General Powers .................................      7
 SECTION 4.       Place of Meetings ..............................      7
 SECTION 5.       Organization Meeting ...........................      7
 SECTION 6.       Regular Meetings ...............................      7
 SECTION 7.       Special Meetings; Notice and Waiver of
                   Notice ........................................      8
 SECTION 8.       Organization ...................................      8
 SECTION 9.       Quorum and Adjournment; Manner of Acting .......      8


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                                        ii
                                                                      PAGE
 SECTION 10.       Voting ........................................      9
 SECTION 11.       Acting Without a Meeting ......................      9
 SECTION 12.       Resignations...................................      9
 SECTION 13.       Removal of Directors ..........................      9
 SECTION 14.       Senior Advisor  ...............................     10


ARTICLE IV        -COMMITTEES OF THE BOARD .......................     10
 SECTION 1.       Appointing Committees of the Board .............     10
 SECTION 2.       Place and Time of Meetings; Notice and
                    Waiver of Notice; Records ....................     11


ARTICLE V         -THE OFFICERS ..................................     11
 SECTION  1.      Officers .......................................     11
 SECTION  2.      Terms of Office; Vacancies .....................     12
 SECTION  3.      Removal of Officers ............................     12
 SECTION  4.      Resignations ..... .............................     12
 SECTION  5.      Officers Holding More Than One Office ..........     12
 SECTION  6.      The Chairman of the Board ......................     12
 SECTION  7.      The President ..................................     13
 SECTION  8.      The Vice Presidents ............................     12
 SECTION  9.      The Secretary ..................................     13
 SECTION 10.      The Treasurer ..................................     13
 SECTION 11.      Additional Powers and Duties ...................     13


ARTICLE VI        -STOCK AND TRANSFERS OF STOCK ..................     14
 SECTION  1.      Stock Certificates .............................     14
 SECTION  2.      Registration of Transfers of Stock .............     14
 SECTION  3.      Lost Certificates ..............................     15
 SECTION  4.      Determination of Stockholders of Record for
                    Certain Purposes .............................     15




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                                       iii

ARTICLE VII       -INDEMNIFICATION ...............................     15
 SECTION  1.      Right to Indemnification .......................     15
 SECTION  2.      Insurance, Contracts and Funding ...............     16
 SECTION  3.      Indemnification; Not Exclusive
                    Right ........................................     16
 SECTION  4.      Advancement of Expenses; Procedures;
                    Presumptions and Effect of Certain
                    Proceedings;
                    Remedies .....................................     16
 SECTION  5.      Severability ...................................     20
 SECTION  6.      Indemnification of Employees
                    and Agents ...................................     21


ARTICLE VIII      -MISCELLANEOUS .................................     21
 SECTION  1.      Seal ...........................................     21
 SECTION  2.      Fiscal Year ....................................     21
 SECTION  3.      References to Article and Section Numbers            21
                    and to the By-Laws and the Certificate of
                    Incorporation ................................     21
 SECTION  4.       Books of the Corporation ......................     21


ARTICLE IX        -AMENDMENTS ....................................     22

                             BY-LAWS

                               of

                     PAINE WEBBER GROUP INC.

                            ARTICLE I
                             Offices

       The registered office of Paine Webber Group Inc. (hereinafter referred to as the "Corporation") in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation's principal place of business shall be in the City, County and State of New York. The Corporation may establish and discontinue, from time to time, such offices and places of business within or without the State of Delaware as may be deemed proper for the conduct of the Corporation's business.

                            ARTICLE IX
                      Meetings of Stockholders

       Section 1. Purpose of Annual Meeting. An annual meeting of stockholders shall be held on such date and at such time and place as may be designated by the Board of Directors. At each annual meeting, the stockholders shall elect the members of the Board of Directors for the succeeding year. At any such annual meeting any proper business properly brought before the meeting may be transacted. To be properly brought before an annual meeting, business must be (i) specified in the notice if the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage pre-paid, to the Secretary of the Corporation, not later than 90 days in advance of such meeting. Any such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Certificate of Incorporation or By-laws of the Corporation, the language of the proposed amendment, (ii) the name and address of the



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                             -2-

stockholder proposing such business, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (iv) any material interest of the stockholder in such business. No business shall be conducted at an annual meeting of stockholders except in accordance with this paragraph, and the chairman of any annual meeting of stockholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

       Section 2. Special Meetings. In addition to such special meetings as are provided for by law or by the Certificate of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation's capital stock may be called at any time by the Board of Directors. Special meetings shall be called by means of a notice as provided for in Section 4 of this Article I.

       Section 3. Place of Meetings. All meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors.

       Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. The notice of annual meeting of stockholders shall identify each matter intended to be acted upon at such meeting. If mailed, the notice shall be addressed to the stockholder in a postage-prepaid envelope at his address as it appears on the records of the Corporation unless, prior to the time of mailing, the Secretary shall have received from any such stockholder a written request that notices intended for him be mailed to some other address, in which case notices intended for such stockholder shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be delivered personally or mailed not less than ten nor more than 60 days before the day of the meeting to each stockholder entitled to vote at such meeting.

       Section 5, Waiver of Notice. Whenever notice is required to be given, a written waiver thereof signed by the person entitled to notice or by his proxy or attorney duly authorized, whether before or after the time stated thereon, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except as otherwise provided by law.



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                             -3-

Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice.

       Section 6. Organization. The Chairman of the Board shall act as chairman at all meetings of stockholders at which he is present, and as such chairman shall call such meetings of stockholders to order and preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders, the duties otherwise provided in this Section 6 to be performed by him at such meeting shall be performed at such meeting by the President. If neither of such officers is present at such meeting, such duties shall be performed by an officer designated by the Chairman of the Board. If no such designated officer is present at such meeting, any stockholder or the proxy of any stockholder entitled to vote at the meeting may call the meeting to order and a chairman to preside thereat shall be elected by a majority of those present and entitled to vote. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

       Section 7. Stockholders Entitled to Vote. The Board of Directors may fix a date not more than 60 nor less than ten days preceding the date of any meeting of stockholders, or preceding the last day on which the consent of stockholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the stockholders entitled (a) to notice of, and to vote at, such meeting and any adjournment thereof or (b) to express such consent and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. The Secretary shall prepare and make or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder as it appears on the records of the Corporation and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting. If the meeting is to be held in the City of New York, such list will be open to examination at the principal place of business of the Corporation, and, unless the meeting is to be held at such principal place of business, the notice of meeting shall



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                             -4-

specify that the list is so located. If the meeting is to be held in a city other than New York, the list shall be open to examination either at a place, specified in the notice of meeting, within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held, and a duplicate list shall be similarly open to examination at the principal place of business of the Corporation. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

       Section 8. Quorum and Adjournment. Except as otherwise provided by law, the holders of a majority of the shares of capital stock entitled to vote at the meeting shall constitute a quorum at all meetings of the stockholders.
Where more than one class or series of capital stock is entitled to vote as such class or series at such a meeting, a majority of the shares of each such class or series of capital stock entitled to vote at such meeting shall constitute a quorum at such meeting. In the absence of a quorum, the holders of a majority of all such shares of capital stock present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall attend. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

       Section 9. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

       Section 10. Vote of Stockholders. Except as otherwise permitted by law, by the Certificate of Incorporation or by Section 12 of this Article II, all action by stockholders shall be taken at a stockholders' meeting. Except as otherwise provided by law or by the Certificate of Incorporation, every stockholder of record, as determined pursuant to Section 7 of this Article II, who is entitled to vote, shall at every meeting of the stockholders be entitled to one vote for each share of stock entitled to vote held by such stockholder on the record date. Every stockholder entitled to vote shall have the right to vote in person or by proxy. Except as otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall determine that it shall be by



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                             -5-

ballot or the holders of a majority of the shares of capital stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Unless otherwise provided by law by the Certificate of Incorporation or by Section 13 of Article III hereof, each director shall be elected and all other questions shall be decided by the vote of the holders of a majority of the shares of capital stock present in person or proxy at the meeting and entitled to vote on the question; provided, however, that the Board of Directors may require on any question a vote of a majority of the shares of capital stock outstanding and entitled to vote thereon.

       Section 11. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder.

       Section 12. Attendance at Stockholders' Meetings.
Any stockholder of the Corporation not entitled to notice of the meeting or to vote at such meeting shall nevertheless be entitled to attend any meeting of stockholders of the Corporation.

                         ARTICLE III
                     Board of Directors

       Section 1. Number, Qualification and Election.
Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, the number of directors which shall constitute the whole Board shall be 11, but by vote of a majority of the entire Board of Directors, the number thereof may be increased without limit, or decreased to not less than three, by amendment of this Section 1.

       The directors, other than those who may be elected by the holders of shares of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation pursuant to Article IV of the Certificate of Incorporation, shall be classified with respect to the time for which they severally hold office, into three classes as follows: one class of three directors shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, another class of four directors shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1989, and another class of four directors shall be originally elected for



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                             -6-

a term expiring at the annual meeting of stockholders to be held in 1990, with each class to hold office until its successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

       Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, at each annual meeting of the stockholders there shall be elected the directors of the class the term of office of which shall then expire.

       In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected.

       Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any Stockholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by the stockholder as would have been required to be included in a proxy statement filing pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The



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                             -7-

chairman of any meeting of stockholders to elect directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

       Section 2. Number. The number of directors may be fixed from time to time by resolution of the Board of Directors but shall not be less than three.

       Section 3. General Powers. The business, properties and affairs of the Corporation shall be managed by the Board of Directors which, without limiting the generality of the foregoing, shall have power to appoint the officers and agents of the Corporation, to fix and alter the salaries of officers, employees and agents of the Corporation, to grant general or limited authority (including authority to delegate and sub-delegate) to officers, employees and agents of the Corporation to make, execute, affix the corporate seal to, and deliver contracts and other instruments and documents, including bills, notes, checks or other instruments for the payment of money, in the name and on behalf of the Corporation without specific authority in each case, and to appoint committees, in addition to those provided for in Article IV hereof, with such powers and duties as the Board of Directors may duly determine. The membership of such committees shall consist of such persons as are designated by the Board of Directors whether or not any of such persons is then a director of the Corporation. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law, by the Certificate of Incorporation or by the By-Laws.

       Section 4. Place of Meetings. Meetings of the Board of Directors may be held at the principal place of business of the Corporation in the City of New York or at any other place, within or without the State of Delaware, from time to time designated by the Board of Directors.

       Section 5. Organization Meeting. A newly elected
Board of Directors shall meet and organize without notice and as soon as practicable after each annual meeting of stockholders, at the place at which such meeting of stockholders took place. If a quorum is not present, such organization meeting may be held at any other time or place which may be specified in a notice given in the manner provided in Section 7 of this Article III for special meeting of the Board of Directors, or in a waiver of notice thereof.

       Section 6. Regular Meetings. Regular meetings of the
Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and no



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                             -8-

notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

        Section 7. Special Meetings; Notice and Waiver of Notice. Special meetings of the Board of Directors shall be called by the Secretary or an Assistant Secretary on the request of the Chairman of the Board or the President, or on the request in writing of one-third of the whole Board of Directors stating the purpose or purposes of such meeting. Notices of special meetings shall be mailed to each director, addressed to him at his residence or usual place of business, not later than three days before the day on which the meeting is to be held, or shall be sent to him at either of such places by telegraph, or be communicated to him personally or by telephone, not later than the day before such day of meeting. Notice of any meeting of the Board of Directors need not be given to any director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting. Attendance if a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose if objecting, at the beginning if the meeting, to the transaction of any business because the meeting is not lawfully called or covened. Unless limited by law, the Certificate of Incorporation, the By-Laws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting without the notice thereof having so specifically enumerated the matters to be acted upon. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

        Section 8. Organization. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present. If the Chairman of the Board snail be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 8 to be performed by him at such meeting shall be performed at such meeting by the President. If neither of such officers is present at such meeting, such duties shall be performed by a director designated by the Chairman of the Board. If no such designated officer or director is present at such meeting, one of the directors present shall be chosen by the members of the Board of Directors present to preside at such meeting. The Secretary of the Corporation shall act as the secretary at all meetings of the Board of Directors and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

        Section 9. Quorum and Adjournment; Manner of Acting.
Except as otherwise provided by Section 14 of this Article III, at every meeting of the Board of Directors a majority of the



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                             -9-

total number of directors shall constitute a quorum but in no event shall a quorum be constituted by less than two directors. Except as otherwise provided by law, or by Section 14 of this Article III, by Section 1 of Article IV, or by
Section 3 of Article V, or by Article VIII, the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, any meeting may be adjourned, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board of Directors may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting,

       Section 10. Voting. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors present at the meeting so requests.

       Section 11. Acting Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if (a) all members of the Board of Directors consent thereto in writing and such written consents are filed with the minutes of proceedings of the Board of Directors, or (b) a quorum of members of the Board of Directors participate in such action by means of conference telephone or similar communications equipment by means of which all such members participating in such action can hear each other.

       Section 12. Resignations. Any director may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by oral tender to the Chairman of the Board or the President or by written notice thereof to the Corporation. Any resignation shall be effective immediately unless some other time is specified for it to take effect. Acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance.

       Section 13. Removal of Directors. Directors may only be removed as provided in Section 3(c) of Article VI of the Certificate of Incorporation of the Corporation.

       Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, any vacancies on the Board of Directors resulting from death,



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                             - 10 -

resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the Board, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with
Section 2 of Article II of these By-Laws. Any director elected in accordance with the preceding sentence of this paragraph shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

       Section 14. Senior Advisor. The Corporation may appoint a Senior Advisor to the Board of Directors of the Corporation. The Senior Advisor shall be entitled, but not required, to attend all meetings of the Board of Directors of the Corporation. The Senior Advisor will not have voting rights on any matters on which the Board of Directors of the Corporation shall vote.

                          ARTICLE IV
                   Committees of the Board

       Section 1. Appointing Committees of the Board. The
Board of Directors may from time to time, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint committees of the Board of Directors which shall have such powers of the Board of Directors and such duties as the Board of Directors may properly determine. The Board of Directors may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of such



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                             - 11 -

committee. In the absence or disqualification of any member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except as may be otherwise provided by the resolution designating any such committee, at all meetings of any such committee the presence of members (or alternative members, if any) consisting of a majority of the total authorized membership of such committee, but in no event less than two, shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of the majority of the members (or such alternates) present at any meeting at which a quorum is present, but in no event less than two, shall be the act of such committee.

       Section 2. Place and Time of Meetings; Notice and
Waiver of Notice; Records. Meetings of such committees of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors or the committee in question. Regular meetings of any such committee shall be held at such times as may be determined by resolution of the Board of Directors or the committee in question, and no notice shall be required for any regular meeting. A special meeting of any such committee shall be called by resolution of the Board of Directors, or by the Secretary or an Assistant Secretary upon the request of any member of the committee. The provisions of Section 7 of
Article III with respect to notice and waiver of notice of special meetings of the Board of Directors shall also apply to all special meetings, and the provisions of Section 11 of
Article III with respect to action taken without a meeting and with respect to participation in meetings of the Board of Directors by means of telephone or similar communications equipment shall apply to all meetings, of committees of the Board of Directors. Any such committee may make rules for holding and conducting its meetings and shall keep minutes of all meetings.

                           ARTICLE V
                         The Officers

       Section 1. Officers. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer and, in the discretion of the Board of Directors, one or more Vice Presidents. The officers shall be appointed by the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers and other officers and agents as in their judgment may be necessary or desirable. The Board of Directors may appoint persons as officers of divisions of the Corporation who shall not for any purpose be considered officers of the Corporation. The Chairman of the Board and the President shall be selected from the directors.

       Section 2. Terms of Office; Vacancies. So far as is practicable, all officers shall be appointed at the organization meeting of the Board of Directors in each year, and, except as otherwise provided in Sections 3 and 4 of this
Article V, Shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualify, or until they sooner die, retire, resign or are removed. If any vacancy shall occur in any office, the Board of Directors may appoint a successor to fill such vacancy for the remainder of the term.

       Section 3. Removal of Officers. Any officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for that purpose.

       Section 4. Resignations. Any officer may resign at any time, either by oral tender of resignation to the Chairman of the Board or the President or by giving written notice thereof to the Corporation. Any resignation shall be effective immediately unless some other time is specified for it to take effect and acceptance of any resignation shall not be necessa to make it effective unless such resignation is tendered subject to such acceptance.

       Section 5. Officers Molding More Than One Office.
Any officer may hold two or more offices, the duties of which can be consistently performed by the same person.

       Section 6. The Chairman Of The Board. The Chairman of the Board shall be a member of the Board of Directors. He shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall have general and active charge of all the policies and affairs of the Corporation. As provided in Section 6 of Article II, and
Section 8 of Article III, he shall preside at the various meetings at which he is present. The Chairman of the Board shall also perform such other duties and have such other powers as are described in Section 7 of this Article V and as may from time to time be assigned to him by the Board of Directors. In the absence or disability of the Chairman of the Board his duties shall be performed and his powers may be exercised by the President. In the absence or disability of both aforementioned officers, the powers of the Chairman of the

Board may be exercised by such member of the Board of Directors as may be designated by the Board of Directors.

       Section 7. The President. The President shall be a member of the Board of Directors. As provided in Section 6 of
Article II, and Section 8 of Article III, the President shall preside at the various meetings under the circumstances described in such Sections. If such officer is not available the duties of the President shall be performed and his powers may be exercised by such member of the Board of Directors as may be designated by the Chairman of the Board, and failing such designation or in the absence of the person so designated, by such member of the Board of Directors as may be designated by the Board of Directors. The President shall also perform such other duties and have such other powers as may from time to time be assigned to him by the Board of Directors.

       Section 8. The Vice Presidents. The Vice Presidents shall perform such duties and have such powers as may, from time to time, be assigned to them by the Board of Directors, the Chairman of the Board or the President.

       Section 9. The Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and committees thereof, and, as provided in Section 6 of Article II, and Section 8 of Article III, shall act as secretary at all meetings of stockholders and directors, and keep minutes of all proceedings at such meetings, as well as of all proceedings at all meetings of such committees of the Board of Directors as shall designate him to so serve. The Secretary shall have charge of the corporate seal and he or any Assistant Secretary shall have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary such person as shall be designated by the chairman of any meeting shall perform his duties.

       Section 10. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any officer or officers thereunto duly authorized by the Board of Directors, shall, from time to time, direct or approve. He shall generally perform all the duties usually appertaining to the affairs of the treasurer of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the Chairman of the Board shall perform his duties.

       Section 11. Additional Powers and Duties. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may, from time to time, determine, or as may be assigned to them by any superior officer.

                           ARTICLE VI
                  Stock and Transfers of Stock

       Section 1. Stock Certificates. The capital stock of the Corporation shall be represented by certificates signed by two officers of the Corporation, one being the Chairman of the Board, the President or a Vice President and the other being the Secretary or an Assistant Secretary, and sealed with a seal of the Corporation. Stock certificates may, in the discretion of the Board of Directors, also be countersigned by a Transfer Agent or Agents, and registered by a Registrar of transfers, to be appointed by the Board. Any of or all signatures on a stock certificate, may, if the Board of Directors so determines, be a facsimile. The seal may be a facsimile, engraved or printed.
In case any such officer who has signed any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue. The certificates representing the voting capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall bear the following legend:

             "The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preference and/or rights. Such request may be made to the Corporation or to the Transfer Agent or Registrar."

       Section 2. Registration of Transfers of Stock. Registration of a transfer of stock shall be made on the books of the Corporation only upon presentation by the person named in the certificate evidencing such stock, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of such certificate, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signature thereon as the Corporation or its agents may reasonably require.

       Section 3. Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in the place of the certificate so lost, stolen or destroyed; provided, however, that, in each such case, the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation evidence which the Corporation determines in its discretion is satisfactory of the loss, theft or destruction of such certificate and of the ownership thereof, and may also require a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

       Section 4. Determination of Stockholders of Record for Certain Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 or less than ten days prior to any such action.

                           ARTICLE VII
                         Indemnification

       Section 1. Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect, indemnify any person (the "Indemnitee") who is or was a director or officer of the Corporation or is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened tO be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such
Proceeding.    Such indemnification shall be a contract right
and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

       Section 2. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any person entitled to indemnity under this Article VII against any expenses, judgments, fines and amounts paid in settlement as specified in the first section of this Article or incurred by any such person in connection with any Proceeding referred to in this Article VII, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any person entitled to indemnity under this Article VII in furtherance of the provisions of this
Article VII and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

       Section 3. Indemnification; Not Exclusive Right. The right of indemnification provided in this Article VII shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article VII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article VII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VII, whether arising from acts or omissions occurring before or after such adoption.

       Section 4. Advancement of Expenses; Procedures;
Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VII:

       (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VII.

       (b) Procedure for Determination of Entitlement to Indemnification. (i) to obtain indemnification under this
Article VII, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting
Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

       (ii) The Indemnitee's entitlement to indemnification under this Article VII shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 4(c).

       (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonable object. If no Independent Counsel is so selected to act as provided in Section 4(b)(ii), the Indemnitee shall be entitled to seek adjudication to indemnification in an appropriate court of the State of Delaware or any other court of competent jurisdiction.

       (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VII, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this
Article VII upon submission of a request for indemnification together with the Supporting Documentation in accordance with
Section 4(b)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or
                                            ---- ----------
its equivalent, shall not, of itself, adversely affect the right the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

       (d) Remedies of Indemnitee. (i) In the event that a determination is made pursuant to Section 4(b) that the Indemnitee is not entitled to indemnification under this
Article VII, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in an appropriate court of the State of Delaware or any other court of competent jurisdiction;
(B) any such judicial proceeding shall de novo and the
                                       -- ----
Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change of Control shall have occurred, in any such judicial proceeding the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article VII.

       (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or (c), that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to Section 4(a) or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to section 4(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

       (iii) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article VII are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Article VII.

       (iv) In the event that the Indemnitee, pursuant to this
Section 4(d), seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article VII, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication. If it shall be determined in such judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication shall be prorated accordingly.

       (e) Definitions. For purposes of this Section 4: (i) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange ACt of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" [(as such term is defined in Sections 4 of Article XIII of the

Certificate of Incorporation)]* is or becomes an "Interested Stockholder" [as defined therein)]*; (B) the Corporation is a party to any merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or a liquidation or dissolution of the Corporation; or (D) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

       (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

       (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or the Indemnitee in any matter material to either such party or
(ii) any other party to the Proceeding giving rise to a claim for indemnification under this Article VII. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the,law of the State of Delaware, would have conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VII.

       Section 5. Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VII (including, without limitation, all portions of any section of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

       Section 6. Indemnification of Employees and Agents. Notwithstanding any other provision or provisions of this
Article VII, the Corporation may indemnify (including, without limitation, by direct payment) any person (other than a director or officer of the Corporation) who is or was involved in any manner (including, without limitation, as a party or witness) or is threatened to be made so involved in any Proceeding by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, Joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against any or all expenses (including attorneys' fees), judgments, fines amounts paid in settlement incurred in connection with such Proceeding.

                        ARTICLE VIII
                       Miscellaneous

       Section 1. Seal. The Seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the state of its incorporation.

       Section 2. Fiscal Year. The fiscal year of the
Corporation shall be determined by the Board of Directors.

       Section 3. References to Article and Section Numbers and to the By-Laws and the Certificate of Incorporation. Whenever in the By-Laws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the By-Laws. Whenever in the By-Laws reference is made to the By-Laws, such reference is to these By-Laws of the Corporation, as the same may from time to time be amended, and whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of the Corporation, as the same may from time to time be amended.

       Section 4. Books of the Corporation. Except as otherwise provided by law, the books of the Corporation shall be kept at the principal place of business of the Corporation and at such other locations as the Board of Directors may from time to time determine.

                           ARTICLE
                          Amendments

       The By-Laws may be altered, amended or repealed, from time to time, in accordance with the provisions of Article XII of the Certificate of Incorporation.

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